UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 6, 2004

Gadzooks, Inc.

(Exact name of registrant as specified in charter)

Texas	0-26732	74-2261048
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4121 International Parkway
Carrollton, Texas 75007
(Address and zip code of principal executive offices)

(972) 307-5555
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

     A copy of the disclosure statement referenced in Item 8.01 below may be obtained from the website of the United States Bankruptcy Court for the Northern District of Texas located at http://www.txnb.uscourts.gov.

Item 8.01 Other Events.

     As previously disclosed, on February 3, 2004 Gadzooks, Inc. filed a voluntary petition under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (Case No. 04-31486-11). On November 6, 2004, the Company filed a Plan of Reorganization and the related disclosure statement with the Bankruptcy Court. The Plan is supported by the Official Committee of Equity Security Holders and the Official Committee of Unsecured Creditors of the Company. The Plan will only become effective after a vote of the various classes of creditors and equity holders entitled to vote on the Plan and upon approval of the Bankruptcy Court and satisfaction of all other conditions precedent set forth in the Plan.

     The United States Bankruptcy Code does not permit solicitation of acceptances or rejections of the Plan until the Bankruptcy Court has approved the disclosure statement relating to the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan.

     A copy of the Plan is attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

Number	Exhibit
2.1*	Plan of Reorganization under Chapter 11 of the Bankruptcy Code filed November 6, 2004 in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

*Filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GADZOOKS, INC.

Date: November 11, 2004	By:	/s/ Gerald R. Szczepanski

	Name:	Gerald R. Szczepanski
	Title:	Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit
2.1*	Plan of Reorganization under Chapter 11 of the Bankruptcy Code filed November 6, 2004 in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division.

*Filed herewith